                                                                  EXHIBIT 10(b)

                             SIFCO INDUSTRIES, INC.

       Deferred Compensation Program for Directors and Executive Officers
       ------------------------------------------------------------------
                    (as amended and restated April 26, 1984)

I.       PURPOSE

         The purpose of this Program is to permit any member of the Board of Directors (the "Board") of SIFCO Industries, Inc. (the "Corporation") to defer all or any portion of his compensation as a director, and any Executive Officer to defer all or any portion of his incentive compensation until such time as he elects as provided for herein.

II.      DEFINITIONS

         When used in this instrument, the following words and phrases have the indicated meanings:

         (A) "FISCAL YEAR" means the twelve month period commencing on October 1 and concluding on September 30.

         (B) "EXECUTIVE OFFICERS" means those officers of the Corporation and its subsidiaries whose incentive compensation is specifically approved by the Board or the Compensation Committee of the Board (the "Committee").

         (C) "INCENTIVE COMPENSATION" means contingent compensation which the Board or Committee specifically approved as an incentive for executive performance.

         (D) "DIRECTOR'S FEES" means all compensation payable to a director for services as a director, including fees for attending meetings of the Board and of its committees and annual retainer fees.

         (E) "DEFERRED COMPENSATION ACCOUNT OR ACCOUNTS" means, in the case of a Director, the Cash Account and the Stock Account and in the case of an Executive Officer, the Cash Account maintained for such individual by the Corporation.

III.     ADMINISTRATION

         This program shall be administered by the Committee. The Committee's interpretation and construction of the provisions of the Program shall be conclusive. Matters relating to a participant who is a member of the Committee shall be resolved by the Board and such participant shall not participate in the Board's decision.

IV.      RIGHT TO DEFER COMPENSATION

         (A) Any director of the Corporation may, at any time on or prior to September 30 of any year, elect to defer under this Program receipt of all, or such portion as he may designate, of his Director's Fees for the Fiscal Year beginning after the election and for subsequent Fiscal Years. Notwithstanding the preceding sentence, any person elected to the Board who was not a director on the preceding September 30 may, before his term begins, elect to defer receipt of all, or such portion as he may designate, of his Director's Fees for the remainder of the Fiscal Year following his election as a director and for subsequent Fiscal Years.

         (B) Any Executive Officer may, at any time on or prior to September 30 of any year, elect to defer under this Program receipt of all, or such portion as he may designate, of his Incentive Compensation for the Fiscal Year beginning after the election and for subsequent Fiscal Years.

V.       ELECTION

         Any election under paragraph IV of this Program shall be made by written notice delivered to the Vice President-Finance of the Corporation specifying (i) the Fiscal Year or Years with respect to which the election should apply, (ii) the amount of compensation, or the method of determining the compensation, to be deferred for such Fiscal Year or Years and (iii) the time and manner of payment of the deferred amount as provided in paragraph X below. Any election made by a director on or after April 26, 1984 shall also specify an allocation of deferred Directors Fees between the Deferred Compensation Accounts hereinafter described. A director incumbent on April 26, 1984 may within 30 days of such date file an election with the Vice President-Finance to allocate the amounts credited to his Deferred Compensation Account between the accounts hereinafter described. Except as provided in the immediately preceding sentence, an election under this Program with respect to any Fiscal Year shall be irrevocable after the commencement of such Fiscal Year; provided, however, that any election to defer compensation under this Program may be revoked, and an allocation between Deferred Compensation Accounts may be modified, as to a future Fiscal Year or Years by written notice delivered to the Vice President-Finance of the Corporation prior to the commencement of the Fiscal Year or Years with respect to which such revocation or reallocation is intended to apply.

VI.      DEFERRED COMPENSATION ACCOUNTS

         (A) On the last day of each month in which compensation deferred under this Program would have become payable to the participant in the absence of an election to defer payment thereof, the amount of such compensation shall be credited to or among the accounts which shall be established and maintained for such participant as separate accounts on the Corporation's books. A "Cash Account" and a "Stock Account" shall be maintained for each director; only a Cash Account shall be maintained for each Executive Officer.

         (B) Amounts to be credited to the Stock Account shall first be converted into stock units. The number of stock units shall be determined by dividing the applicable amount of deferred Directors Fees by the average of the high and low price per share of the Corporation's common stock on the principal stock exchange on which the Corporation's shares were traded on such date. Fractional units shall be credited as such.

VII.     INTEREST ON CASH ACCOUNT

         Interest shall be credited to each Cash Account, based upon the average daily balance in the account during each calendar quarter, at a rate equal to the rate in effect on the first day of the applicable quarter for ninety day treasury notes. Interest accrued for each quarter of the Fiscal Year with respect to a Cash Account shall be credited to that Cash Account as of the first business day of the next succeeding calendar quarter.

VIII.    DIVIDEND CREDITS

         There shall be credited to each Stock Account additional stock units to reflect the distribution of dividends on the Corporation's common stock. On the payment date of any dividend paid other than in the common stock of the Corporation, there shall be determined the amount of cash, or the fair market value of property, which would have been paid to a participant had he been, on the applicable record date, the owner of a number of shares of the Corporation's common stock equal to the number of stock units in his Stock Account. That amount shall be converted into stock units in the manner specified in paragraph VI(B) above and credited to the participant's Stock Account. On the payment date of any stock dividend, there shall be credited to each participant's Stock Account a number of stock units equal to the number of shares of the Corporation's common stock that the participant would have received had he been, on the applicable record date, the owner of a number of shares of the Corporation's common stock equal to the number of units in his Stock Account. Fractional units shall be credited as such.

IX.      RECAPITALIZATION

         If a recapitalization of the Corporation occurs and the number of the Corporation's outstanding shares of common stock is reduced or increased, the number of stock units in each Stock Account shall be adjusted accordingly.

X.       PAYMENT OF DEFERRED COMPENSATION

         Amounts credited to a participant's Deferred Compensation Accounts shall be distributed to him at such time and in such manner as the participant chooses at the time of making the election referred to in paragraph IV above. Specifically, the participant may elect to have the deferred amounts paid (a) either after the participant ceases to be a director or Executive Officer of the Corporation or at such future time as the participant may select, and (b) either in a lump sum or in annual installments over a period not to exceed ten calendar years. In the event a participant ceases to be a director or Executive Officer of the Corporation and becomes a proprietor, officer, partner, employee or otherwise becomes affiliated with any business that is in competition with the Corporation, the entire balance in his Deferred Compensation Accounts may, if directed by the Committee, in its sole discretion, be paid immediately to him in a lump sum. Amounts credited to a Cash Account shall be distributed in cash. Units credited to the Stock Account shall customarily be distributed in an equal number of shares of common stock of the Corporation. A fractional unit shall be rounded to the next full unit prior to distribution. The amount of any annual installment payable to a participant from the Cash Account shall be determined by dividing the unpaid balance of the participant's Cash Account by the number of installments (including the current installment) remaining to be paid. Until a Cash Account has been completely distributed, the unpaid balance thereof shall bear interest as provided in paragraph VII above. The amount of any annual installment payable to a participant from the Stock Account shall be determined by dividing the number of undistributed stock units in the participant's Stock Account by the number of installments (including the current installment) remaining to be paid. Until a Stock Account has been completely distributed, dividends shall be credited to it as provided in paragraph VIII above and the provisions of paragraph IX shall continue to apply. Notwithstanding the foregoing, the Committee, in its sole discretion may determine to distribute, in lieu of shares of stock, the cash value of stock units credited to a Stock Account. The cash value of each such unit shall be equal to the average of the high and low price per share of the Corporation's common stock on the principal stock exchange on which such shares are traded on the last business day preceding the date of distribution.

         In the event a participant dies prior to receiving payment of the entire amount of his Deferred Compensation Accounts, the unpaid balance shall be paid to such beneficiary or beneficiaries as the participant may have designated in writing to the Vice President-Finance of the Corporation as the beneficiary or beneficiaries to receive any post-death distribution under this Program or, in the absence of a written designation, to his legal representative or beneficiary or beneficiaries designated in his last will to receive such distributions. Distributions subsequent to the death of a participant may be made either in a lump sum or in installments in such amounts and over such period, not exceeding ten years from the date of death, as the Committee may direct.

XI.      FINANCIAL EMERGENCIES

         At any time before payment in full of his Deferred Compensation Accounts a participant may submit a written request to the Committee that any part or all of his Deferred Compensation Accounts be paid to him because of a financial emergency. The request shall describe the nature of such emergency and the amount required therefor. The Committee in its sole discretion shall determine whether and in what manner payment of the amount requested shall be made.

XII.     INTEREST OF PARTICIPANT AND BENEFICIARY

         The obligation of the Corporation under the Program to make payments of amounts reflected in Deferred Compensation Accounts merely constitutes the unsecured promise of the Corporation to make payments from its general assets or authorized but unissued Capital Stock as provided herein, and no participant or beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Corporation or any subsidiary of the Corporation. Deferred Compensation Accounts maintained for purposes of this Program shall merely constitute bookkeeping records of the Corporation and shall not constitute any allocation whatsoever of any assets of the Corporation or be deemed to create any trust or special deposit with respect to any of the Corporation's assets.

XIII.    AMENDMENT

         The Board may from time to time amend or terminate the Program, provided that no amendment or termination of the Program shall adversely affect the Deferred Compensation Accounts of any participant as they existed immediately before such amendment or termination or the manner of distribution thereof, unless such participant shall have consented thereto in writing.

XIV.     EFFECTIVE DATE

         This Program, as amended and restated, shall become effective on April 26, 1984.